FOR IMMEDIATE RELEASE

Griffon Corporation Announces First Quarter Results

1Q 2010 Continuing Operations EPS of $0.07 vs. Year-ago of $0.04
1Q 2010 Segment Adjusted EBITDA increases 47% to $25 million
Book Value Increases to $11.84 per Share

NEW YORK, NEW YORK, February 4, 2010 – Griffon Corporation (NYSE: GFF) today reported financial results for the first quarter ended December 31, 2009.

First quarter revenue was $305.2 million, compared to $302.3 million in the prior year quarter. Income from continuing operations for the quarter was $4.2 million, or $0.07 per diluted share, compared to $2.1 million, or $0.04 per diluted share, last year. The 2010 first quarter results included $0.01 per diluted share of restructuring charges associated with the consolidation of facilities at Building Products and the prior year quarter included $0.04 per diluted share relating to the gain on the extinguishment of debt.  In the first quarter of both fiscal 2010 and 2009, results of discontinued operations were immaterial.  Net income for the first quarter was $4.3 million, or $0.07 per diluted share, compared to $2.1 million, or $0.04 per diluted share, in the prior year first quarter.

The Company’s segment adjusted EBITDA in the first quarter of fiscal 2010 grew 47% to $25 million compared to $17 million in the prior year quarter. Segment adjusted EBITDA is defined as income from continuing operations, excluding corporate overhead, interest, taxes, depreciation and amortization, restructuring charges and the benefit (loss) of debt extinguishment.

On October 1, 2009, the Company adopted the new accounting standard which requires the liability and equity components of convertible debt instruments be separately accounted for using the Company’s nonconvertible debt rate.  Adoption of this standard must be applied retrospectively; as a result, the prior year’s first quarter income from continuing operations and net income were each reduced by $2.2 million and the related diluted EPS by $0.03 per share.

Results of Operations

Telephonics

Telephonics revenue increased $22.8 million, or 28%, to $104 million compared to the prior year quarter. The revenue increase was primarily the result of higher sales in the Electronic Systems, Radar and Communications divisions, with the largest contribution from the CREW 3.1 Sierra Nevada Corporation contract.

Segment operating income increased $1.6 million, or 30%, to $7.0 million from the prior year quarter, driven by the strong revenue growth.  Segment operating profit margin increased 10 basis points to 6.8%, principally due to a favorable program mix, largely offset by higher SG&A expenses. The increase in SG&A expenses was primarily due to higher research expenditures and additional expense to support sales growth as Telephonics pursues new business in the Unmanned Aerial Vehicle (UAV) and Air Traffic Management (ATM) markets.

During the quarter, Telephonics was awarded several new contracts and incremental funding on current contracts totaling $87 million, and the backlog was $376 million at December 31, 2009 with 80% expected to be realized in the next 12 months.

Clopay Building Products

Building Products revenue decreased $9.3 million, or 9%, compared to the prior year quarter.  The decrease was primarily due to lower sales volume resulting from the continued effects of the weak commercial construction market, amid signs of stabilization in the housing market; the volume decline was partially offset by the translation benefit from a weaker U.S. dollar for Canadian based sales.

Segment operating profit of $6.9 million increased $11.3 million compared to a loss of $4.4 million in the prior year quarter.  The improved operating performance, notwithstanding the decline in revenue, was driven by lower product costs and lower selling, general and administrative expenses, driven by the various restructuring activities Building Products has undertaken in the past several quarters.

The segment’s facilities consolidation project remains on schedule with expected completion in early calendar 2011.

Clopay Plastic Products

Plastics revenue decreased $10.7 million, or 9%, compared to the 2009 quarter. Lower customer selling prices driven by declining resin costs, accounted for a significant portion of the revenue decline; Plastics adjusts customer selling prices based on underlying resin costs, on a three-month delay. Revenue was also impacted by decreased European volume, partially offset by the benefit of favorable foreign exchange translation and higher volume in the North American business.

Segment operating profit decreased by $5.2 million compared to the prior year quarter.  The cost of resin has rebounded from early calendar 2009 lows, increasing cost of sales; such increased costs have not yet been reflected in higher customer selling prices due to the three month delay, effecting margin.  The Company expects that, based on current resin price trends, operating profit will continue to be unfavorably impacted by resin cost increases through the end of its second fiscal quarter. The lower European volume also unfavorably impacted absorption of fixed manufacturing expenses.

Balance Sheet and Capital Expenditures

Cash and equivalents at December 31, 2009 totaled $376.3 million. Total debt outstanding at December 31, 2009 was $247.5 million, for a net cash position of $128.9 million. Capital expenditures in the first quarter were $10.0 million.

On December 21, 2009, the Company issued $100 million principal amount of 4% Convertible Subordinated Notes due 2017 (the “2017 Notes”).  The initial conversion rate is 67.0799 shares of Griffon’s common stock per $1,000 principal amount of 2017 Notes, corresponding to an initial conversion price of $14.91 per share of Griffon’s common stock.  This represented a 23% premium over the December 15, 2009 closing price of $12.12.  Upon conversion, the Company can settle the 2017 Notes in cash or stock, or a combination of cash and stock.  The proceeds from this debt will be used for general corporate purposes, including working capital, the repayment or repurchase of corporate indebtedness, investment in current segments and/or acquisition of other businesses.

In December 2009, the Company purchased $19.2 million face value of 4% Convertible Subordinated Notes due 2023 (the “2023 Notes”) for $19.4 million. Including related unamortized debt issuance costs, the purchase resulted in an immaterial pre-tax loss in the first quarter of fiscal 2010.  In January 2010, the Company purchased $10.1 million face value of the 2023 Notes for $10.2 million. Including related unamortized debt issuance costs, the purchase resulted in an immaterial pre-tax loss to be recognized in the second quarter of fiscal 2010.  Including the effect of both of these repurchases, the outstanding balance of the 2023 Notes was $50.0 million as of February 4, 2010.

Conference Call Information

The Company will hold a conference call today, February 4, 2010, at 4:30 PM ET.

The call can be accessed by dialing 1-877-407-0784 (U.S. participants) or (201) 689-8560 (International participants).  Callers should ask to be connected to Griffon Corporation’s first quarter fiscal 2010 teleconference and provide the conference ID number 343595.

A replay of the call will be available starting on Thursday, February 4, 2010 at 7:30 PM ET by dialing 1-877-660-6853 (U.S.) or (201) 612-7415 (International). The replay account number is 3055 with access code 343595.  The replay will be available through February 18, 2010.

Forward-looking Statements

“Safe Harbor” Statements under the Private Securities Litigation Reform Act of 1995: All statements related to, among other things, income, earnings, cash flows, revenue, changes in operations, operating improvements, industries in which Griffon Corporation (the “Company” or “Griffon”) operates and the United States and global economies that are not historical are hereby identified as “forward-looking statements” and may be indicated by words or phrases such as “anticipates,” “supports,” “plans,” “projects,” “expects,” “believes,” “should,” “would,” “could,” “hope,” “forecast,” “management is of the opinion,” “may,” “will,” “estimates,” “intends,” “explores,” “opportunities,” the negative of these expressions, use of the future tense and similar words or phrases.  Such forward-looking statements are subject to inherent risks and uncertainties that could cause actual results to differ materially from those expressed in any forward-looking statements. These risks and uncertainties include, among others: current economic conditions and uncertainties in the housing, credit and capital markets; the Company’s ability to achieve expected savings from cost control, integration and disposal initiatives; the ability to identify and successfully consummate and integrate value-adding acquisition opportunities; increasing competition and pricing pressures in the markets served by Griffon’s operating companies; the ability of Griffon’s operating companies to expand into new geographic and product markets and to anticipate and meet customer demands for new products and product enhancements and innovations; the government reduces military spending on projects supplied by Griffon’s Telephonics Corporation; increases in cost of raw materials such as resin and steel; changes in customer demand; political events that could impact the worldwide economy; a downgrade in the Company’s credit ratings; international economic conditions including interest rate and currency exchange fluctuations; the relative mix of products and services which impacts margins and operating efficiencies; short-term capacity constraints or prolonged excess capacity; unforeseen developments in contingencies such as litigation; unfavorable results of government agency contract audits of Griffon’s subsidiary, Telephonics Corporation; protection and validity of patent and other intellectual property rights; the cyclical nature of the business of certain Griffon operating companies; and possible terrorist threats and actions, and their impact on the global economy.  Such statements reflect the views of the Company with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the Company as previously disclosed in the Company’s Securities and Exchange Commission filings.  Readers are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements speak only as of the date made.  The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

About Griffon Corporation

Griffon Corporation (the “Company” or “Griffon”), is a diversified management and holding company that conducts business through wholly-owned subsidiaries.  The Company oversees the operations of its subsidiaries, allocates resources among them and manages their capital structures.  The Company provides direction and assistance to its subsidiaries in connection with acquisition and growth opportunities as well as in connection with divestitures.  Griffon also seeks out, evaluates and, when appropriate, will acquire additional businesses that offer potentially attractive returns on capital to further diversify itself.

Griffon currently conducts its operations through Telephonics Corporation, Clopay Building Products Company and Clopay Plastic Products Company.

•
Telephonics Corporation high-technology engineering and manufacturing capabilities provide integrated information, communication and sensor system solutions to military and commercial markets worldwide.

•	Clopay Building Products Company is a leading manufacturer and marketer of residential, commercial and industrial garage doors to professional installing dealers and major home center retail chains.

•
Clopay Plastic Products Company is an international leader in the development and production of embossed, laminated and printed specialty plastic films used in a variety of hygienic, health-care and industrial applications.

For more information on the Company and its operating subsidiaries, please see the Company's website at www.griffoncorp.com.

Company Contact:	Investor Relations Contact:
Douglas J. Wetmore	James Palczynski
Chief Financial Officer	Principal and Director
Griffon Corporation	ICR Inc.
(212) 957-5000	(203) 682-8229
712 Fifth Avenue, 18th Floor
New York, NY 10019

GRIFFON CORPORATION AND SUBSIDIARIES

OPERATING HIGHLIGHTS

(Unaudited) (in thousands)

	For the Three Months Ended December 31,
	2009	2008
REVENUE
Telephonics	$103,619	$80,827
Building Products	99,522	108,818
Plastics	102,016	112,689
Total consolidated net sales	$305,157	$302,334

INCOME BEFORE TAXES AND DISCONTINUED OPERATIONS
Segment operating profit (loss):
Telephonics	$6,995	$5,378
Building Products	6,861	(4,393)
Plastics	361	5,536
Total segment operating profit	14,217	6,521
Unallocated amounts	(6,281)	(4,449)
Gain (loss) from debt extinguishment, net	(18)	4,304
Net interest expense	(2,908)	(3,313)

Income before taxes and discontinued operations	$5,010	$3,063

Unallocated amounts typically include general corporate expenses not attributable to any reportable segment.

Prior year amounts have been adjusted for the adoption of the new accounting standard for convertible debt.

GRIFFON CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except per share data)

	Three Months Ended December 31,
	2009	2008
Revenue	$305,157	$302,334
Cost of goods and services	234,876	243,377
Gross profit	70,281	58,957

Selling, general and administrative expenses	61,961	56,528
Restructuring and other related charges	1,011	-
Total operating expenses	62,972	56,528

Income from operations	7,309	2,429

Other income (expense)
Interest expense	(2,970)	(3,749)
Interest income	62	436
Gain (loss) from debt extinguishment, net	(18)	4,304
Other, net	627	(357)
Total other income (expense)	(2,299)	634

Income before taxes and discontinued operations	5,010	3,063
Provision for income taxes	830	997
Income from continuing operations	4,180	2,066

Discontinued operations:
Income from operations of the discontinued Installation Services business	170	5
Provision for income taxes	59	2
Income from discontinued operations	111	3
Net income	$4,291	$2,069

Basic earnings per common share:
Income from continuing operations	$0.07	$0.04
Income from discontinued operations	0.00	0.00
Net income	0.07	0.04

Weighted-average shares outstanding	58,836	58,853

Diluted earnings per common share:
Income from continuing operations	$0.07	$0.04
Income from discontinued operations	0.00	0.00
Net income	0.07	0.04

Weighted-average shares outstanding	59,599	58,918

Note:  Due to rounding, the sum of earnings per share of Continuing operations and Discontinued operations may not equal earnings per share of Net income.

Prior year amounts have been adjusted for the adoption of the new accounting standard for convertible debt.

GRIFFON CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands)

	At December 31, 2009	At September 30, 2009

CURRENT ASSETS
Cash and equivalents	$376,344	$320,833
Accounts receivable, net of allowances of $4,414 and $4,457	163,603	164,619
Contract costs and recognized income not yet billed, net of progress payments of $14,945 and $14,592	68,680	75,536
Inventories, net	136,610	139,170
Prepaid and other current assets	42,344	39,261
Assets of discontinued operations	1,549	1,576
Total Current Assets	789,130	740,995
PROPERTY, PLANT AND EQUIPMENT, net	236,092	236,019
GOODWILL	97,359	97,657
INTANGIBLE ASSETS, net	32,988	34,211
OTHER ASSETS	26,289	29,132
ASSETS OF DISCONTINUED OPERATIONS	5,805	5,877
Total Assets	$1,187,663	$1,143,891

CURRENT LIABILITIES
Notes payable and current portion of long-term debt net of debt discount of $1,517 and $2,820	$60,639	$78,590
Accounts payable	116,174	125,027
Accrued and other current liabilities	52,066	61,120
Liabilities of discontinued operations	4,755	4,932
Total Current Liabilities	233,634	269,669
LONG-TERM DEBT, net of debt discount of $24,498 and $0	160,828	98,394
OTHER LIABILITIES	78,760	78,837
LIABILITIES OF DISCONTINUED OPERATIONS	8,601	8,784
Total Liabilities	481,823	455,684
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY
Total Shareholders' Equity	705,840	688,207
Total Liabilities and Shareholders' Equity	$1,187,663	$1,143,891

Prior year amounts have been adjusted for the adoption of the new accounting standard for convertible debt.

GRIFFON CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in thousands)

	Three Months Ended December 31,
	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$4,291	$2,069

Adjustments to reconcile net income to net cash provided by (used in) operating activities:

Income from discontinued operations	(111)	(3)
Depreciation and amortization	9,918	10,553
Long-term debt discount	886	1,001
Stock-based compensation	1,430	814
Provisions (recoveries) for losses on account receivable	514	(346)
Amortization/write-off of deferred financing costs	310	374
Loss (gain) from debt extinguishment, net	18	(4,304)
Deferred income taxes	(4,597)	(1,616)
Change in assets and liabilities:
Decrease in accounts receivable and contract costs and recognized income not yet billed	7,060	20,190
(Increase) decrease in inventories	2,254	(2,934)
Increase in prepaid and other assets	(1,388)	(1,341)
Decrease in accounts payable,
accrued liabilities and income taxes payable	(18,107)	(27,402)
Other changes, net	185	(2,267)
Net cash provided by (used in) operating activities	2,663	(5,212)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property, plant and equipment	(10,010)	(4,831)
Increase in equipment lease deposits	(28)	(231)
Net cash used in investing activities	(10,038)	(5,062)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of shares from rights offering	-	5,274
Proceeds from issuance of long-term debt	100,000	4,370
Payments of long-term debt	(32,513)	(32,837)
Increase in short-term borrowings	-	2,021
Financing costs	(4,057)	(93)
Purchase of ESOP shares	-	(4,370)
Exercise of stock options	143	-
Tax benefit from exercise of options/vesting of restricted stock	43	-
Other, net	24	419
Net cash provided by (used in) financing activities	63,640	(25,216)

CASH FLOWS FROM DISCONTINUED OPERATIONS:
Net cash used in operating activities of discontinued operations	(111)	(323)
Net cash used in discontinued operations	(111)	(323)

Effect of exchange rate changes on cash and equivalents	(643)	(84)

NET INCREASE (DECREASE) IN CASH AND EQUIVALENTS	55,511	(35,897)
CASH AND EQUIVALENTS AT BEGINNING OF PERIOD	320,833	311,921
CASH AND EQUIVALENTS AT END OF PERIOD	$376,344	$276,024

Prior year amounts have been adjusted for the adoption of the new accounting standard for convertible debt.

The following is a reconciliation of operating income, which is a GAAP measure of Griffon’s operating results, to segment operating income and segment adjusted EBITDA. Management believes that the presentation of segment operating income, segment EBITDA and segment adjusted EBITDA is appropriate to provide additional information about the Company’s reportable segments. Segment operating income and segment adjusted EBITDA are not presentations made in accordance with GAAP, are not measures of financial performance or condition, liquidity or profitability of the Company, and should not be considered as an alternative to (1) net income, operating income or any other performance measures determined in accordance with GAAP or (2) operating cash flows determined in accordance with GAAP. Additionally, segment operating income and segment adjusted EBITDA are not intended to be measures of cash flow for management’s discretionary use, as they do not consider certain cash requirements such as interest payments, tax payments, capital expenditures and debt service requirements.

GRIFFON CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
BY REPORTABLE SEGMENT
(Unaudited)

(in thousands)	Three Months Ended December 31,
	2009	2008

Telephonics
Segment operating income	$6,995	$5,378
Depreciation and amortization	1,626	1,487
Segment EBITDA	8,621	6,865

Clopay Building Products
Segment operating income (loss)	6,861	(4,393)
Depreciation and amortization	2,597	3,232
Restructuring charges	1,011	-
Segment adjusted EBITDA	10,469	(1,161)

Clopay Plastic Products
Segment operating income	361	5,536
Depreciation and amortization	5,613	5,763
Segment EBITDA	5,974	11,299

All segments:
Income from operations - as reported	7,309	2,429
Unallocated amounts	6,281	4,449
Other, net	627	(357)
Segment operating income	14,217	6,521
Segment depreciation and amortization	9,836	10,482
Restructuring charges	1,011	-
Segment adjusted EBITDA	$25,064	$17,003

Unallocated amounts typically include general corporate expenses not attributable to any reportable segment.